UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2021

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2021, Noodles & Company (the “Company”) announced that the Board of Directors of the Company promoted Brad West, 63, to Chief Operating Officer of the Company, effective March 1, 2021. Mr. West will receive an annual base salary of $335,000. He will continue to report directly to Chief Executive Officer Dave Boennighausen. The Company’s press release announcing Mr. West's appointment is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

In September 2017, Mr. West joined Noodles as Executive Vice President of Operations with more than 40 years of operations experience. In his new role as Chief Operating Officer, Mr. West will continue to oversee the Company’s operations and training organization, as well as broaden his purview to oversee the franchise operations support program and the rollout of new kitchen upgrades. His role will be integral to the success of new unit growth, an area where he has already supported outstanding results with new restaurants recently achieving results among the best in the Company’s history. Mr. West’s prior experience includes serving as Vice President of Operations at Smoothie King Franchisees, Inc.

There were no arrangements or understandings between Mr. West and any other person pursuant to which Mr. West was selected as an officer. There are no family relationships between Mr. West and any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

Sue Petersen has been promoted to Executive Vice President of Inclusion, Diversity and People.
Ms. Petersen joined Noodles in February of 2015 as Vice President of Human Resources, and in her expanded role, she will continue to spearhead the Company’s inclusion and diversity initiatives, as well as its total rewards, recruitment, and human resources functions. Ms. Petersen’s consistent focus on creating a welcoming and supportive environment has improved manager tenure and turnover, outperforming industry benchmarks. Ms. Petersen’s experience includes over 20 years of human resource and operational leadership roles at brands such as Chipotle, Walgreens and Rock Bottom Restaurants.

Corey Kline has been promoted to Executive Vice President of Technology.
Mr. Kline joined Noodles & Company in September of 2011 and has held leadership roles in the Company's IT function, most recently as Vice President of Information Technology beginning in July of 2016. Mr. Kline’s forward-looking approach to technology and governance has been instrumental in building the Company’s robust digital consumer platform as well as spearheading the Company’s efforts around a strong data security & compliance ecosystem.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Noodles & Company Press Release, dated March 3, 2021
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

DATE: March 3, 2021	By:	/s/ KATHRYN LOCKHART
	Name:	Kathryn Lockhart
	Title:	Chief Accounting Officer